EXHIBIT 99.1



                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


                              _____________

                                FORM 11-K
                              ANNUAL REPORT
                              _____________


                      PURSUANT TO SECTION 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

                 For Fiscal year Ended December 31, 1995

             GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
                      EMPLOYEE STOCK OWNERSHIP PLAN

                         GIANT INDUSTRIES, INC.
                         ______________________


     The principal executive offices of Giant Industries, Inc. are located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255.

FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------

(a)  Financial Statements and Supplemental Schedule

                                                         Page Number
                                                         -----------

     Independent Auditors' Report                            F-1


     Statements of net assets available                      F-2
     for benefits - December 31, 1995 and 1994

     Statements of changes in net assets                     F-3
     available for benefits - Years ended
     December 31, 1995, 1994 and 1993

     Notes to financial statements                        F-4 to F-7

     Supplemental Schedule:

     Schedule of assets held for investment purposes         F-8


(b)  Exhibits - none





                    SIGNATURES
                    ----------

    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                     EMPLOYEE STOCK OWNERSHIP PLAN OF GIANT
                     INDUSTRIES, INC. AND AFFILIATED COMPANIES


Date: 3-27-96        Signature: /s/ Gary L. Nielsen
                               _______________________________
                               Gary L. Nielsen,
                               Vice President Finance-Treasurer


Date: 3-27-96        Signature: /s/ Morgan Gust
                               _______________________________
                               Morgan Gust,
                               Vice President-General Counsel


Date: 3-27-96        Signature: /s/ Debra A. McKinney
                               _______________________________
                               Debra A. McKinney,
                               Director of Personnel





                        INDEPENDENT AUDITORS' REPORT

Administrative Committee
Employee Stock Ownership Plan of
   Giant Industries, Inc. and Affiliated Companies
Scottsdale, Arizona

We have audited the accompanying statements of net assets available for benefits of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies as of December 31, 1995 and 1994, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule for the year ended December 31, 1995 on page F-8 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 1995 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 15, 1996

                    EMPLOYEE STOCK OWNERSHIP PLAN
                                 OF
           GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                      DECEMBER 31, 1995 AND 1994


                                                        1995          1994
                                                    -----------    -----------
ASSETS
------
Investments at fair value (Notes 3, 4 and 5):
   Mutual funds                                     $ 1,732,010    $ 1,066,062
   Limited partnership                                   22,200         22,200
   Common stock of Giant Industries, Inc.            17,590,571     11,511,590
   Loans to participants                                 40,808         50,614
                                                    -----------    -----------
          Total investments at fair value            19,385,589     12,650,466

Interest and dividends receivable                         2,329          1,832
Other receivables                                         3,582          3,116
Cash and cash equivalents                               260,260         45,625
                                                    -----------    -----------
          Total assets                               19,651,760     12,701,039
                                                    -----------    -----------

LIABILITIES
-----------
Other liabilities                                         9,288         10,259
Note payable (Notes 4 and 6)                                           513,679
                                                    -----------    -----------
          Total liabilities                               9,288        523,938
                                                    -----------    -----------
NET ASSETS AVAILABLE FOR BENEFITS                   $19,642,472    $12,177,101
                                                    ===========    ===========

See notes to financial statements.

                   EMPLOYEE STOCK OWNERSHIP PLAN
                                 OF
          GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
                            FOR BENEFITS
            YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                             1995           1994          1993
                                         -----------    -----------    -----------
Additions:

Net appreciation in fair
  value of investments (Note 3)          $ 7,230,900    $         -    $ 8,166,489
Interest and dividend income                 319,843         30,035         52,490
Employer contribution                        900,000        900,000        889,441
                                         -----------    -----------    -----------
  Total additions                          8,450,743        930,035      9,108,420
                                         -----------    -----------    -----------
Deductions:

Net depreciation in fair value of
  investments (Note 3)                                    4,249,045
Distributions to participants                957,969        654,130        828,258
Interest expense                              27,249         66,766         96,167
Other                                            154            250
                                         -----------    -----------    -----------
  Total deductions                           985,372      4,970,191        924,425
                                         -----------    -----------    -----------
  Net increase (decrease)                  7,465,371     (4,040,156)     8,183,995

Net Assets Available for Benefits:
  Beginning of Year                       12,177,101     16,217,257      8,033,262
                                         -----------    -----------    -----------
  End of Year                            $19,642,472    $12,177,101    $16,217,257
                                         ===========    ===========    ===========

See notes to financial statements.

                   EMPLOYEE STOCK OWNERSHIP PLAN
                                OF
          GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
                   NOTES TO FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


1.   DESCRIPTION OF THE PLAN:

     GENERAL - On June 30,1987, Giant Industries, Inc. (the "Company") converted through an amendment, its Joint Profit Sharing Plan to an Employee Stock Ownership Plan. The Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies (the "Plan") is a non-contributory defined contribution plan which covers all eligible employees. The purpose of the Plan is to enable participants to share in the ownership of the Company. The Summary Plan Description describes the Plan, including contribution allocations, termination, vesting and benefit provisions. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

     CONTRIBUTIONS - The Plan provides for a contribution from the Company from its current or accumulated net income as may be determined annually at the discretion of its Board of Directors.

     PARTICIPATION AND VESTING - Each employee hired on or after July 1, 1993 shall become a participant on his or her participation date, which is defined as the January 1 or July 1 coincident with or next following the date on which the employee shall have completed one year of service. The participation date of any employee hired prior to July 1, 1993 shall be determined in accordance with the terms of the Plan prior to the seventh amendment. Participants' interests in their accounts vest over a seven year period. In the event the Plan is terminated by the Company, all participants would immediately become 100% vested in their accrued benefits as of the date of Plan termination.

     ALLOCATIONS - Each participant's account is credited with an allocation of the Company's contribution, investment income and forfeitures of terminated participants' non-vested accounts. Allocations to participant accounts are made on a formula based on the ratio that each participant's compensation, as defined, during the Plan year, bears to the compensation of all such participants.


     PLAN ADMINISTRATION - The Company administers the Plan through an administrative committee comprised of three employees who are appointed by the Company's Board of Directors. Most expenses pertaining to the administration of the Plan are being paid by the Company, at the Company's option. Bank of America is the Plan's trustee and custodian and Boyce & Associates is the Plan's recordkeeper.

     AMENDMENTS - The Plan was amended six times prior to 1993.



     A seventh amendment was executed on August 4, 1993, to be effective as of January 1, 1993. This amendment changed Plan eligibility provisions for employees hired on or after July 1, 1993, eliminated the availability of life insurance within the Plan, amended dividend allocation procedures and amended participant loan provisions. In addition, changes were made to maintain the Plan in compliance with current regulations.

     An eighth amendment was executed on October 5, 1994 to be effective as of July 1, 1987. This amendment was adopted in order to comply with the Tax Reform Act of 1986 and any subsequent amendments to the Internal
     Revenue Code, including but not limited to the Unemployment Compensation Amendments of 1992 and the
     Omnibus Budget Reconciliation Act of 1993, and any related Internal Revenue Service regulations and pronouncements.

     TERMINATION - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     The accounting records of the Plan are maintained on the accrual basis. Investments included in the Statement of Net Assets Available for Benefits are stated at fair value. The fair value of marketable securities and mutual funds is determined based on quoted market prices as of the Plan's year end. The fair value of the limited partnership is management's best estimate based on an independent appraisal provided by Bank of America. Giant Industries, Inc.'s common stock value is determined based on the quoted market price as reported by the New York Stock Exchange as of the Plan's year end. The net change in the fair value of investments is recorded in the Statements of Changes in Net Assets Available for Benefits as net appreciation (depreciation) in fair value of investments. Interest and dividend income is recorded on the accrual basis. Benefits are recorded when paid.



3.   Investments:

     The following tables present the fair value of investments at December 31, 1995 and 1994, with mutual funds and common stock of the Company representing investments greater than 5% of the Plan's net assets at December 31, 1995 and 1994.

                                      December 31, 1995        December 31, 1994
                                   -----------------------  ------------------------
                                   Number of                Number of
                                   shares or                shares or
                                   principal     Fair       principal       Fair
                                    amount       Value       amount         Value
                                   ---------  -----------  ------------  -----------
Mutual Funds:
  ML Lee Acquisition                      25   $    15,796         25    $    17,725
  Bank of America:
    Equity Fund                      118,168       384,281     91,071        218,516
    Fixed Income Fund                243,507       565,498    138,043        279,055
    Core Equity Growth Fund            7,312       197,287      8,753        169,415
    Short Term Government Fund        87,020       187,785     87,277        162,449
    Convertible Securities Fund       60,482       190,352     43,188        108,045
    Aggressive Equity Fund            32,700       191,011     25,410        110,857
                                               -----------               -----------
Total mutual funds                               1,732,010                 1,066,062

Limited Partnership:
  Recorp. Mtg. Investors II              1.5        22,200        1.5         22,200

Giant Industries, Inc.
  common stock                     1,435,965    17,590,571  1,534,878     11,511,590

Loans to participants                               40,808                    50,614
                                               -----------               -----------
                                               $19,385,589               $12,650,466
                                               ===========               ===========

Net appreciation (depreciation) in fair value of the Plan's investments (including investments bought, sold and held during the period) for the years ended December 31 consists for the following:

                                              1995           1994          1993
                                           ----------    ----------     ----------
Limited partnership                        $             $    22,199    $
Preferred stocks                                                (589)        2,150
Common stocks                                                 (6,530)       40,228
Mutual funds                                  272,245         20,584        (4,300)
Giant Industries, Inc., common stock        6,958,655     (4,284,709)    8,127,789
Corporate bonds                                                                622
                                           ----------    -----------    ----------
Net appreciation (depreciation)            $7,230,900    $(4,249,045)   $8,166,489
                                           ==========    ===========    ==========

4.   INVESTMENTS IN COMMON STOCK OF GIANT INDUSTRIES, INC.:

     The Company stock owned by the Plan is made up of allocated and unallocated shares. The allocated shares are those which are held in the accounts of the participants of the Plan. The unallocated shares are those which are held by the Plan Trustee. These shares are allocated to participants when principal payments are made on the note payable.

     During 1995, 1994, and 1993, the Plan allocated 74,556, 120,937, and 130,616 shares, respectively, of the unallocated shares of the Company stock to the participants as a result of principal payments on the note payable. During 1995, 1994, and 1993, the Company contributed $900,000, $900,000, and $889,441, respectively, of which $27,249, $66,766, and $96,167, respectively, was used to make interest payments on the note, and $513,679, $833,234, and $793,274, respectively, was used to reduce the principal balance on the note.

     The following is a summary of the allocated and unallocated shares of the Company stock owned by the Plan at December 31 (all shares are rounded to whole shares):

                              1995                   1994                    1993
                     ----------------------  ----------------------  ----------------------
                      Shares    Fair Value    Shares    Fair Value    Shares    Fair Value
                     ---------  -----------  ---------  -----------  ---------  -----------
     Allocated
     Shares          1,435,965  $17,590,571  1,460,322  $10,952,418  1,403,711  $14,388,038

     Unallocated
     Shares                                     74,556      559,172    195,493    2,003,803
                     ---------  -----------  ---------  -----------  ---------  -----------
     Total Shares    1,435,965  $17,590,571  1,534,878  $11,511,590  1,599,204  $16,391,841
                     =========  ===========  =========  ===========  =========  ===========

5.   RELATED PARTY TRANSACTIONS:

     The total balance of loans to participants at December 31, 1995 and 1994 includes $35,912 and $50,134, respectively, of balances due from executive officers of the Company.

6.   NOTE PAYABLE:

     During 1993, the Company purchased the Plan's existing note payable to the bank. The note was paid in full in September 1995.

7.   FEDERAL INCOME TAX STATUS:

     The Plan obtained its latest determination letter dated September 16, 1994 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.




          EMPLOYEE STOCK OWNERSHIP PLAN OF
   GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
              SUPPLEMENTAL SCHEDULE
               AT DECEMBER 31, 1995

   ITEM 27a - ASSETS HELD FOR INVESTMENT PURPOSES

          COLUMN B                               COLUMN C                        COLUMN D      COLUMN E
----------------------------   --------------------------------------------     ----------    -----------
                                    DESCRIPTION OF INVESTMENT INCLUDING
IDENTITY OF ISSUE, BORROWER,      COLLATERAL, RATE OF INTEREST, MATURITY                        CURRENT
  LESSOR, OR SIMILAR PARTY              DATE, PAR OR MATURITY VALUE                COST          VALUE
----------------------------   --------------------------------------------     ----------    -----------
ML Lee Acquisition             Mutual Fund - 25 Shares                          $   25,000    $    15,796

Bank of America                Equity Fund - 118,168 shares                        298,154        384,281
Bank of America                Fixed Income Fund - 243,507 shares                  514,568        565,498
Bank of America                Core Equity Growth Fund - 7,312 shares              148,978        197,287
Bank of America                Short-Term Government Fund - 87,020 shares          167,227        187,785
Bank of America                Convertible Securities Fund - 60,482 shares         163,086        190,352
Bank of America                Aggressive Equity Fund - 32,700 shares              152,647        191,011

Recorp. Mtg. Investors II      Limited Partnership - 1.5 units                      60,000         22,200

Giant Industries, Inc.         Common stock - 1,435,965 shares                   6,931,849     17,590,571

Loans to Participants          Loans at 12%, collateralized by vested
                                 accounts, due 1996 through 2002                    40,808         40,808
                                                                                ----------    -----------
                               Total assets held for investment purposes        $8,502,317    $19,385,589
                                                                                ==========    ===========


                                  F-8
